EXHIBIT 99

                         PRESS RELEASE

               UNION NATIONAL FINANCIAL CORPORATION

              COMMON STOCK REPURCHASE PROGRAM INITIATED

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                        Press Release

              Union National Financial Corporation

            Common Stock Repurchase Program Initiated


Mount Joy, Pennsylvania
February 5, 1998
Contact Person:  William E. Eby, President and CEO

     The Board of Directors of Union National Financial Corporation ("Union National") is pleased to announce the approval of a plan to purchase, in open market and privately negotiated transactions, up to 100,000 shares of its outstanding common stock. In announcing the plan, William E. Eby, President and CEO of Union National stated that the Board of Directors believes the opportunity to purchase Union National's common stock represents an attractive opportunity for the Corporation
and its shareholders.   The purchases are expected to be funded
by using available excess capital.

     Union National Financial Corporation is the parent company of Union National Community Bank.

     The Union National Mount Joy Bank has announced effective February 6, 1998, the Bank has changed its corporate title to "UNION NATIONAL COMMUNITY BANK". The name change emphasizes the Bank's commitment to serving its communities as an independent community bank. Union National, with assets of $233,000,000, has six office locations in Lancaster County. They include Mount Joy, Maytown, Hempfield, Elizabethtown, Columbia and Manheim.


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